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                                                                   EXHIBIT 24(A)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 9, 1996 (April 24, 1996 as to Note G) on our audits of Muriel Siebert & Co., Inc. (Siebert Financial Corp.'s wholly-owned subsidiary through which it conducted all of its business activities) as at December 31, 1995 and December 31, 1994 and for each of the years in the three-year period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

RICHARD A. EISNER & COMPANY, LLP

New York, New York

January 17, 1997